Exhibit 10.50

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is entered into as of           , 2007 among Marquee Holdings Inc., a Delaware corporation (“Holdings”), AMC Entertainment Inc., a Delaware corporation (“AMCE”), and                     (the “Indemnitee”).

A.            Each of Holdings and AMCE (each a “Company” and together, the “Companies”) believes that it is in the best interests of the Companies and their respective shareholder or shareholders, as the case may be, to retain and attract the most capable persons available to serve as directors of the Companies. The Companies and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors of companies in today’s environment, while at the same time basic protection against undue risk of personal liability of directors through insurance coverage providing comprehensive protection at reasonable cost is more difficult to obtain.

B.            The Delaware legislature, in recognition of the need to secure the continued service of competent and experienced people in senior corporate positions and to assure that they will be able to exercise judgment without fear of personal liability so long as they fulfill the basic duties of honesty, care and good faith, has enacted Section 145 of The Delaware General Corporation Law (the “DGCL”), which empowers each Company to indemnify its officers, directors, employees and agents and expressly provides that the indemnification provided by the statute is not exclusive. Each Company’s Certificate of Incorporation requires such Company to indemnify and advance expenses to its directors and officers to the fullest extent now or hereafter authorized or permitted by law and authorizes such Company to enter into agreements providing for such indemnification and advancement of expenses.

C.            Indemnitee is a director of each Company. Each Company recognizes that the Indemnitee continues to serve as a director of the Companies in part in reliance on the aforesaid indemnification rights under the applicable Certificate of Incorporation and that substantial protection against personal liability will enhance Indemnitee’s continued service to the Companies in an effective manner. In order to provide Indemnitee with specific contractual assurance that the protection promised by such Certificate of Incorporation will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Certificate of Incorporation or any change in the composition of either Holdings’ or AMCE’s Board of Directors or any acquisition transaction relating to either Company), and due to the possibility that the Companies’ directors’ and officers’ liability insurance coverage could at some future time become inadequate, each Company wishes to provide in this Agreement for the indemnification of, and the advancing of expenses to, Indemnitee to the fullest extent (whether partial or complete) now or hereafter authorized or permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under such Company’s directors’ and officers’ liability insurance policies.

NOW, THEREFORE, in consideration of the premises and of Indemnitee continuing to serve the Companies directly or, at its request, with another enterprise, and intending to be legally bound hereby, the parties agree as follows:

1.   CERTAIN DEFINITIONS:

“2007 IPO” shall mean, for purposes of this Agreement, one or more of the following events:

(i)            an Initial Public Offering that occurs on or before December 31, 2007;

(ii)           the reclassification of Holdings’ Capital Stock in anticipation of such Initial Public Offering;

(iii)          entry by holders of Holdings shares into one or more new voting agreements in anticipation of such Initial Public Offering; and

(iv)          the transactions related to the foregoing.

“Affiliate” shall mean, with respect to any specified Person:

(i)            any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

(ii)           any other Person that owns, directly or indirectly, 10% or more of such Person’s Capital Stock or any officer or director of any such Person or other Person or with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin.

For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

 “Applicable Standard of Conduct” means the standard established by DGCL Section 145(a)-(b), as amended from time to time.

 “Approved Law Firm” means any law firm selected by either Company and approved by the Indemnitee (which approval shall not unreasonably be withheld) (i) experienced in matters of corporate law, (ii) having 300 or more attorneys, and (iii) which otherwise does not have a conflict of interest (under applicable standards of professional conduct).

 “Board of Directors” means the Board of Directors of either Holdings or AMCE as constituted at any given time, as the case may be.

“Capital Stock” of any Person shall mean any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock, including preferred stock, any rights (other than debt securities convertible into capital stock), warrants or options to acquire such capital stock, whether outstanding on the date hereof or issued thereafter.

“Change in Control” means the occurrence, after the 2007 IPO, of any of the following events:

(i)            the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “CIC Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (1) the then-outstanding shares of common stock of Holdings (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of Holdings entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) (except to the extent that the beneficial ownership in excess of 50% existed at the time of such acquisition); provided, however, that, for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control; (A) any acquisition directly from Holdings, (B) any acquisition by Holdings, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Holdings or any Affiliate of Holdings or a successor; and (D) any acquisition by any entity pursuant to a transaction that complies with clauses (iii)(1), (2) and (3) below;

(ii)           a change in the Board or its members such that individuals who, as of the later of an Initial Public Offering that occurs on or before December 31, 2007 or the date that is two years prior to such change (the later of such two dates is referred to as the “Measurement Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Measurement Date whose election, or nomination for election by Holdings’ stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a CIC Person other than the Board;

(iii)          consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Holdings or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of Holdings, or the acquisition of assets or stock of another entity by Holdings or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns Holdings or all or substantially all of assets of Holdings directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no CIC Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of Holdings or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 50% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board (determined pursuant to clause (ii) above using the date that is the later of the Initial Public Offering or the date that is two years prior to the Business Combination as the Measurement Date) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)          approval by the stockholders of Holdings of a complete liquidation or dissolution of Holdings other than in the context of a transaction that does not constitute a Change in Control under clause (iii) above;

provided, however, that for the avoidance of doubt, the parties hereto agree that the 2007 IPO shall not constitute or be deemed to cause or result in a Change in Control hereunder.

 “Claim” means, with respect to a Company, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether conducted by such Company or any other party, that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” includes attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event.

“Indemnifiable Event” means, with respect to a Company, any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of such Company, or is or was serving at the request of such Company as a director, officer, employee, trustee, agent or fiduciary of another corporation of any type or kind, domestic or foreign, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity. Without limitation of any indemnification provided hereunder, an Indemnitee serving (i) another corporation, partnership, joint venture or trust of which 20 percent or more of the voting power or residual economic interest is held, directly or indirectly, by the such Company, or (ii) any employee benefit plan of such Company or any entity referred to in clause (i), in any capacity shall be deemed to be doing so at the request of such Company.

 “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

 “Reviewing Party” means (i) the Board of Directors acting by majority vote of directors who are not parties to the particular Claim with respect to which Indemnitee is seeking indemnification, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct or if it is required by this Agreement, by an Approved Law Firm. The Companies agrees to pay the reasonable fees of the Approved Law Firm and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

2.   INDEMNIFICATION AND EXPENSE ADVANCEMENT.

If Indemnitee was, is or becomes at any time a party to, or witness or other participant in, or is threatened to be made a party to, or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event:

Each of Holdings and AMCE, as applicable, shall indemnify Indemnitee to the fullest extent now or hereafter authorized or permitted by the DGCL, against any and all Expenses, judgments, fines (including excise taxes assessed against an Indemnitee with respect to an employee benefit plan), penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with, or in respect of, such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. Each Company’s obligations to make payments under this Agreement are not subject to diminution by set off, counterclaim, abatement or otherwise. However, Indemnitee will not be released from any liability or obligation owed to the Companies, whether under this Agreement or otherwise.

Each of Holdings and AMCE, as applicable, shall promptly advance within 20 days any and all Expenses incurred by Indemnitee prior to final disposition of the Claim (an “Expense Advance”) upon delivery to such Company of a written affirmation by the Indemnitee of his good faith belief that he has met the Applicable Standards of Conduct and is not precluded by circumstances in Section 3 and an undertaking, by or on behalf of Indemnitee, to repay all amounts so advanced if it should be determined ultimately that Indemnitee is not entitled to indemnification under the DGCL.

3.   EXCEPTIONS.

Indemnitee shall not be entitled to indemnification pursuant to this Agreement:

in any action in which the Indemnitee’s conduct has been finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct or is otherwise not permitted by law;

in any derivative action in which Indemnitee has been finally adjudged to be liable to such Company, unless and only to the extent that the Delaware Court of Chancery or the court in which the proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper, or prior to a Change in Control, in connection with any Claim initiated by Indemnitee against either Company or any director or officer of either Company unless such Company has joined in or consented to the initiation of such Claim.

4.   PROCEDURE.

Except as provided in the last paragraph of Section 2, each Company’s obligations under Section 2 shall be subject to the condition that the Reviewing Party shall have authorized such indemnification in the specific case by having determined that the indemnification is not precluded by circumstances described in Section 3 of this

Agreement and Indemnitee is permitted to be indemnified under the Applicable Standard of Conduct.

Indemnitee shall promptly notify Holdings or AMCE, as applicable, of any notice Indemnitee receives that a Claim has been made (or threatened). Holdings or AMCE, as applicable, shall promptly call a meeting of the Board of Directors with respect to a Claim and shall use its best efforts to facilitate a prompt determination by the Reviewing Party with respect to the Claim. Indemnitee shall be afforded the opportunity to make submissions to the Reviewing Party with respect to the Claim. Except as provided in this Section, any determination by the Reviewing Party shall be conclusive and binding on either Company, as applicable, and Indemnitee.

If there has been no determination by the Reviewing Party within 90 days after a written Claim has been received by either Holdings or AMCE, as applicable, or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in the Court of Chancery in the State of Delaware seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof. Each Company hereby consents to service of process and to appear in any such proceeding. If Indemnitee has commenced legal proceedings, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse Holdings or AMCE, as applicable, for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to Holdings or AMCE, as applicable) that Indemnitee did not meet the Applicable Standard of Conduct, but the burden of proving such defense shall be on the Companies. Neither the Reviewing Party’s failure to have made a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the Applicable Standard of Conduct nor an actual determination by Reviewing Party that Indemnitee did not meet the Applicable Standard of Conduct shall be a defense to the action or create a presumption that Indemnitee did not meet the Applicable Standard of Conduct.

5.   CHANGE IN CONTROL.

If there is a Change in Control (other than a Change in Control which has been approved by a majority of the Board of Directors who were directors immediately prior to such Change in Control), then the Reviewing Party must be an Approved Law Firm or the stockholders.

6.   INDEMNIFICATION FOR ADDITIONAL EXPENSES.

Upon request by Indemnitee, Holdings or AMCE, as applicable, shall (within two business days of such request) advance to Indemnitee any and all expenses

(including attorneys’ fees) that are reasonably incurred by Indemnitee in connection with any claim asserted or action brought by Indemnitee for (i) indemnification or Expense Advances under this Agreement or any other agreement, Certificate of Incorporation provision or By-law of Holdings or AMCE, as applicable, now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Companies. If successful in whole or in part, Holdings or AMCE, as applicable, shall indemnify Indemnitee against any and all such expenses. If wholly unsuccessful, Indemnitee shall promptly reimburse Holdings or AMCE, as applicable, for all advances by a Company hereunder.

7.   PARTIAL INDEMNITY, ETC.

If Indemnitee is entitled under any provision of this Agreement to indemnification by the Companies for a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, Holdings or AMCE, as applicable, shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified, to the extent permitted by law, against all Expenses incurred in connection with such Indemnifiable Event.

8.   PROHIBITED INDEMNIFICATION.

No indemnification pursuant to this Agreement shall be paid by the Companies on account of any action in which a final judgment is rendered against Indemnitee or Indemnitee enters into a settlement, in each case for an accounting of profits made from the purchase or sale by Indemnitee of securities of either Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws. Notwithstanding anything to the contrary stated or implied in this Section 8, indemnification pursuant to this Agreement relating to any action against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of either Company pursuant to the provisions of Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws shall not be prohibited if Indemnitee ultimately establishes in any action that no recovery of such profits from Indemnitee is permitted under Section 16(b) of the Exchange Act or similar provisions of any federal, state or local laws.

9.   BURDEN OF PROOF.

In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Companies to establish that Indemnitee is not so entitled.

10.   NO PRESUMPTION.

For purposes of this Agreement, the termination of any claim, action, suit or proceeding, whether civil or criminal, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

11.   ASSUMPTION OF DEFENSE.

If either Company is required to pay the costs of any Claim brought against Indemnitee, Holdings or AMCE, as applicable, shall have the right to assume the defense of such Claim, with counsel approved by Indemnitee, upon delivery of written notice of such Company’s election to assume the defense. Notwithstanding the foregoing, however, either Company shall not have the right to assume the defense in any Claim brought by or in the right of Holdings or AMCE, as applicable, or as to which Indemnitee has reasonably concluded that there is a conflict of interest between Indemnitee and such Company in the conduct of the defense.

After either Company gives notice to Indemnitee that it intends to assume the defense of a Claim, Indemnitee will have the right to employ separate counsel at his expense. Either Company will not be liable under this Agreement for any fees of counsel Indemnitee subsequently incurs with respect to the Claim, unless:

•                  the Company previously authorized Indemnitee to employ separate counsel at the Company’s expense;

•                  Indemnitee reasonably has concluded that there is a conflict of interest between Indemnitee and Holdings or AMCE, as applicable, in the conduct of Indemnitees’ defense; or

•                  Holdings or AMCE, as applicable, has failed to employ counsel to assume the defense of such Claim.

Indemnitee agrees to give Holdings or AMCE, as applicable, such information and cooperation as may reasonably be requested in defense of any Claim or threat of a Claim.

Indemnitee agrees that the Companies are not obligated to indemnify Indemnitee under this Agreement for any amounts Indemnitee pays to settle any action or claim without Holdings or AMCE, as applicable, prior written consent. The Companies agrees not to settle any action or claim in any manner that will impose any penalty or limitation on Indemnitee without Indemnitee’s prior written consent.

The Companies and Indemnitee agree not to unreasonably withhold consent to any proposed settlement. If either of the Companies or Indemnitee refuses to agree to a proposed settlement acceptable to the other party, the Companies will retain independent legal counsel reasonably acceptable to Indemnitee for the purpose of determining whether the proposed settlement is reasonable under the circumstances. The Companies will pay all reasonable fees and expenses incurred by independent legal counsel in connection with such determination. If independent legal counsel determines that the proposed settlement is reasonable under all the circumstances, the party advocating the settlement may consummate the settlement without the consent of the other party. Such independent legal counsel shall meet the standards of an Approved Law Firm and shall not be a law firm that, during the five-year period prior to the Indemnifiable Event, has been engaged by the Companies, any successor corporation resulting from a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the consolidated assets of the Companies or Indemnitee.

12.   NONEXCLUSIVITY, ETC.

The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Certificate of Incorporation of either Company, the DGCL, or otherwise, including without limitation any right to indemnification to which Indemnitee may be entitled under DGCL Section 145(c). To the extent that a change in the DGCL (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation of either Company and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

13.   LIABILITY INSURANCE.

To the extent the Companies maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Companies and will promptly notify the insurance carriers of any Claim.

14.   PERIOD OF LIMITATIONS.

No legal action shall be brought and no cause of action shall be asserted by or on behalf of either Company or any affiliate of either Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives and any claim or cause of action of either Company or any affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within two years after the accrual of either Company’s cause of action period, or if any shorter period of limitations is otherwise applicable by law, then prior to expiration of the shorter period.

15.   AMENDMENTS, ETC.

No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be effective unless in writing and no written waiver shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16.   SUBROGATION.

In the event of payment under this Agreement, the Companies shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable either Company effectively to bring suit to enforce such rights.

17.   NO DUPLICATION OF PAYMENTS.

The Companies shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Certificate of Incorporation, By-law or otherwise) of the amounts otherwise indemnifiable hereunder.

18.   SPECIFIC PERFORMANCE.

The parties recognize that if any provision of this Agreement is violated by either Company, Indemnitee may be without an adequate remedy at law. Accordingly, in the event of any such violation, the Indemnitee shall be entitled, if Indemnitee so elects, to institute proceedings, either in law or at equity, to obtain damages, to enforce specific performance, to enjoin such violation, or to obtain any relief or any combination of the foregoing as Indemnitee may elect to pursue.

19.   BINDING EFFECT, ETC.

This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Companies), assigns, spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of either Company or of any other enterprise at either Company’s request.

20.   SEVERABILITY.

The provisions of this Agreement shall be severable if any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

21.   CONTRIBUTION.

To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Companies, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an Indemnifiable Event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such proceeding in order to reflect (i) the relative benefits received by the Companies and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such action; and/or (ii) the relative fault of the Companies (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

22.   GOVERNING LAW.

This Agreement shall be governed by, and be construed and enforced in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

23.   ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

24.   NOTICES.

All notices, requests, demands and other communications relating to this Agreement shall be in writing and shall be deemed to be duly given if (a) delivered by hand and receipted for by the party to whom the notice or communication was directed, or (b) mailed by certified or registered mail with postage prepaid:

if to Indemnitee, to:

or to such other address as Indemnitee furnishes, and

if to Holdings, to:

Marquee Holdings Inc.

c/o AMC Entertainment, Inc.

920 Main Street

Kansas City, MO 64105

if to AMCE, to:

AMC Entertainment Inc.

920 Main Street

Kansas City, MO 64105

or to such other address the Companies furnish.

IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement as of the date first above written.

Marquee Holdings Inc.

By:
Name:	Craig R. Ramsey
Title:	Executive Vice President and Chief
Financial Officer

AMC Entertainment Inc.

By:
Name:	Craig R. Ramsey
Title:	Executive Vice President and Chief
Financial Officer

Indemnitee